                       AUTO-TROL TECHNOLOGY CORPORATION

                         12500 NORTH WASHINGTON STREET

                         DENVER, COLORADO  80241-2400


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


  The annual meeting of shareholders of Auto-trol Technology Corporation (the "Company") will be held on Tuesday, January 28, 1997, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time. At the meeting, the shareholders will consider and act upon the following matters:



     1. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified.


     2. Such other business as may properly come before the meeting.



  Only shareholders of record at the close of business on December 10, 1996, are entitled to notice of, and to vote at, the meeting.



                              By Order of the Board of Directors



                              Allyson S. Kissell
                              Secretary



Denver, Colorado
December 20, 1996



IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE PROXY SHOULD BE RETURNED IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                       AUTO-TROL TECHNOLOGY CORPORATION
                         12500 NORTH WASHINGTON STREET
                          DENVER, COLORADO 80241-2400
    ______________________________________________________________________

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1997


  This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Auto-trol Technology Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 28, 1997, at the Company's headquarters, 12500 North Washington Street, Denver, Colorado, at 10:00 a.m. Mountain Standard Time, and at any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is December 20, 1996. ANY PROXY MAY BE REVOKED IN PERSON AT THE MEETING, EITHER BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

  In addition to the solicitation of proxies by mail, officers and other representatives of the Company may solicit the return of proxies by telephone, telegraph or personal contact. The Company will bear the expense of preparing, printing, assembling and mailing this Proxy Statement and accompanying material to its shareholders and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy solicitation material to beneficial owners.

  All references in this Proxy Statement to the Company's last fiscal year refer to the period from October 1, 1995 to September 30, 1996.


                             SHAREHOLDER  PROPOSALS

  Subject to the rules of the Securities Exchange Act of 1934, any shareholder who intends to submit a proposal for action at the annual meeting of shareholders must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the shareholder must continue to own such securities through the date on which the meeting is held. Currently, the 1997 annual meeting of shareholders is scheduled to be held on January 27, 1998. To be considered for inclusion in the proxy material for the next annual meeting, proposals must be received by the Secretary of the Company at 12500 North Washington Street, Denver, Colorado 80241-2400 on or before September 30, 1997.

                VOTING  SECURITIES  AND  PRINCIPAL  SHAREHOLDERS

  The Company's outstanding voting stock consists of Common Stock. Only holders of Common Stock of record at the close of business on December 10, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the meeting. On the Record Date there were 7,732,445 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

  A majority of the Company's outstanding voting Common Stock, represented in person or by proxy, is necessary to constitute a quorum to take action at the meeting. Cumulative voting is not permitted. If a quorum is present at the meeting, the simple majority vote of shares voting is required for election of the directors. Abstaining votes and broker non-votes will not be counted as votes for or against a proposal, and will have no effect on the result of a vote, although both will be counted towards the presence of a quorum.

  The following table sets forth, as of November 30, 1996, information with respect to beneficial ownership of the Company's Common Stock by each person beneficially owning more than 5% of the outstanding shares of such Common Stock:


                                                    SHARES       PERCENT
                                                 BENEFICIALLY       OF
 TITLE OF CLASS        NAME AND ADDRESS             OWNED         CLASS
==========================================================================

Common Stock            Hillman Trusts             1,843,922 (1)      24%
                     c/o Howard B. Hillman
                         Taconic Group
                        158 Main Street
                     New Canaan, CT 06840
--------------------------------------------------------------------------
Common Stock           Howard B. Hillman           7,546,174(1)(3)    98%
--------------------------------------------------------------------------
Common Stock      Venhill Limited Partnership      5,032,485(2)       65%
------------------------------------------------------------------------

(1) The Hillman Trusts are comprised of thirteen separate trusts holding in aggregate 1,843,922 shares. These shares are also included in the total for Howard B. Hillman, President, CEO and a director of the Company. Under the terms and conditions of the Trusts, Mr. Hillman has sole voting and investment powers for one Trust which includes 1,000 shares; shared voting and investment powers for eleven Trusts which include 936,255 shares; and neither voting nor investment powers for one Trust which includes 906,667 shares. Additionally, Mr. Hillman is the beneficiary and trustee of one of the Trusts; beneficiary of two of the Trusts; and the Trustee of ten of the Trusts. The other Trustees and beneficiaries of the Hillman Trusts are neither officers nor directors of the Company.
(2) Howard B. Hillman is a general partner of Venhill Limited Partnership.
(3) Includes 669,767 shares held directly by Howard B. Hillman, and 5,032,485 shares owned by Venhill Limited Partnership of which Mr. Hillman is a general partner. Excludes an aggregate of 800 shares owned by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.

    The following table sets forth, as of November 30, 1996, information with respect to beneficial ownership of the Company's Common Stock by each director of the Company, each of whom is a nominee for election as director, by each named executive officer, and by the present directors and officers of the Company as a group:


                                             AMOUNT AND NATURE       PERCENT
                                                     OF                 OF
TITLE OF CLASS              NAME            BENEFICIAL OWNERSHIP      CLASS
==============================================================================
Common Stock            Howard B. Hillman     7,546,174 /(1)/         98%
                        ------------------------------------------------------
                        Major General               400 /(2)/          *
                        William R. Usher,
                        USAF (Ret.)
                        ------------------------------------------------------
                        J. Roderick               2,200 /(2)/          *
                        Heller, III
                        ------------------------------------------------------
                        Kenneth M. Dedeluk        4,825 /(2)/          *
                        ------------------------------------------------------
                        Dewayn Davis              3,330 /(2)/          *
                        ------------------------------------------------------
Common Stock            All current           7,560,814 /(2)(3)(4)/   98%
                        directors and
                        officers as a
                        group (9 persons)
------------------------------------------------------------------------------

* Less than 1 percent.
(1) Includes 770,333 shares of Common Stock of which Howard B. Hillman is both a trustee and a beneficiary; 166,922 shares of Common Stock of which Mr. Hillman is a trustee but not a beneficiary and as to which he disclaims beneficial ownership; 906,667 shares of Common Stock of which Mr. Hillman is a grantor and neither a trustee nor a beneficiary; 669,767 shares of Common Stock owned directly by Mr. Hillman; 5,032,485 shares owned by Venhill Limited

    Partnership of which Mr. Hillman is a general partner; and excludes an aggregate of 800 shares held by Mr. Hillman's adult children, as to which shares Mr. Hillman disclaims beneficial ownership.
(2) Includes stock options that will have vested by January 28, 1997.
(3) Includes 1,843,922 shares owned by the Hillman Trusts and 5,032,485 shares owned by Venhill Limited Partnership.
(4) Includes 100 shares and 3,260 options held by Karen Niparko, Vice President; 45 shares and 400 options held by Allyson Kissell, Corporate Secretary; and 50 shares and 30 options held by Valerie Gautreaux, Assistant Corporate Secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    Mr. Davis, Ms. Niparko and Ms. Kissell were 14 days delinquent in filing Forms 5 to report options granted during the fiscal year. To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company, the Company believes that all filings applicable to its other executive officers, directors, and 10 percent beneficial owners were complied with during the last fiscal year.

PERFORMANCE GRAPH

    The following graph compares the Company's, the peer group's and the Standard & Poors' 500 yearly percentage change in cumulative total shareholder return for the past five years, as measured by dividing the (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the registrant's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The peer group was selected from companies which Auto-trol Technology Corporation considers to be its competitors, such as Parametric Technology Corporation, Structural Dynamics Research Corporation, Autodesk, Inc., Intergraph Corporation and ComputerVision Corporation. The graph assumes that $100 was invested on October 1, 1991 and that all dividends were reinvested.


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

              AUTO-TROL            PEER GROUP             S&P500
            ------------------------------------------------------
                100                   100                  100
                100                   100                  100
                 86                   122                  104
                 21                   136                  112
                 57                   136                  111
                 43                   178                  140
                 17                   160                  165

                      PROPOSAL 1. ELECTION OF DIRECTORS

  The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three persons. In accordance with the Bylaws, three directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. The proxies will be voted, unless authority to do so is withheld, in favor of the nominees listed below, all of whom comprise the current Board of Directors of the Company, each having served in that capacity since the dates indicated. In the event any of the nominees shall become unavailable, the persons named as proxies may vote for a substitute nominee or vote for fewer than three directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR DIRECTORS

  Set forth in the following table is certain information regarding each nominee for election as director of the Company:

                                                        BUSINESS EXPERIENCE FOR
                                 POSITION WITH THE        THE PAST FIVE YEARS;
NAME; AGE                            COMPANY;           YEAR BECAME DIRECTOR AND
                               PRINCIPAL OCCUPATION       OTHER DIRECTORSHIPS
================================================================================
Howard B. Hillman            President of the           Director of the Company
Age 62                       Company, Chief Executive   since 1973.  President
                             Officer and Chairman of    and Chief Executive
                             the Board of Directors.    Officer of the Company
                                                        since 1985.  Private
                                                        investor, trustee and
                                                        beneficiary of certain
                                                        Hillman Family Trusts.
                                                        Mr. Hillman is also a
                                                        director of Hambrecht &
                                                        Quist Group.

--------------------------------------------------------------------------------
Major General William R.     Director of the Company.   Director of the Company
 Usher, USAF (Ret.)          Director of Business       since 1988.  Since
Age 63                       Development, Management    1994, Director,
                             and Data Systems           Business Development,
                             Department, Lockheed       Lockheed Martin
                             Martin Corporation, the    Corporation,
                             world's largest space      specializing in complex
                             and electronics            integrated information
                             corporation.               management systems.

--------------------------------------------------------------------------------
J. Roderick Heller, III      Director of the Company;   Director of the Company
Age 59                       Chairman and Chief         since 1984.  Chairman
                             Executive Officer of NHP   and Chief Executive
                             Incorporated.              Officer of NHP
                                                        Incorporated.

--------------------------------------------------------------------------------

There are no arrangements or understandings between of the above-listed directors, or any other persons, pursuant to which any of the directors have been selected as such.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the Company's last fiscal year, the Board of Directors met four times. Messrs. Hillman, Heller, and Usher were present at all meetings. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

  The Audit Committee advises the Board of Directors with respect to (i) the selection of independent certified public accountants, who annually audit the books and records of the Company and its consolidated subsidiaries; (ii) the scope of such audit; (iii) the adequacy of the financial statements prepared for publication by management and the adequacy of the audits of such statements; and
(iv) the adequacy of the financial and accounting control procedures and the financial management of the Company. The current members are Messrs. Hillman and Heller. The Audit Committee did not meet separately from the Board of Directors meetings during the twelve months ended September 30, 1996.

  The Compensation Committee advises the Board of Directors with respect to executive compensation, stock options and other forms of compensation. The current members are Messrs. Usher and Heller. The Compensation Committee met twice during the twelve months ended September 30, 1996.

  Each director who is not also an officer of the Company received $2,000 for attending each of the scheduled meetings of the Board of Directors in fiscal year 1996. Directors were reimbursed for travel expenses for attending the Board Meetings.


                                    OFFICERS

  Set forth below is a description of the present executive officers and officers of the Company except for Mr. Hillman, President, Chief Executive Officer and Chairman of the Board, who is described above. All officers of the Company hold office until their successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the officers listed below, or any other persons, pursuant to which any of the officers have been selected as such.

KENNETH M. DEDELUK - VICE PRESIDENT OF INTERNATIONAL OPERATIONS, AND PRESIDENT OF AUTO-TROL TECHNOLOGY (CANADA) LTD.

  Mr. Dedeluk, age 46, joined Auto-trol Technology (Canada) Ltd., a wholly owned subsidiary of Auto-trol Technology Corporation, in 1976. In 1981, Mr. Dedeluk became Vice President and General Manager of Canadian Operations. In 1989 he was appointed President of Auto-trol Technology (Canada) Ltd., and in June of 1993 Mr. Dedeluk was appointed Vice President of International Operations of the Company.

MARY LOUISE SCHWAB CPA - VICE PRESIDENT, TREASURER, AND CHIEF FINANCIAL OFFICER

  Ms. Schwab, age 41, joined the Company in August 1995, as Controller. On September 23, 1996, Ms. Schwab was appointed Vice President, Treasurer and Chief Financial Officer. Prior to her employment with the Company, Ms. Schwab was Division Controller for DOVatron International, Inc. of Boulder, Colorado from January 1994 to February 1995. She was Corporate Controller for Somatogen, Inc. of Boulder, Colorado from November 1991 to January 1994 and was Vice President of Finance for Generation 5 Technology, Inc. of Westminster, Colorado from January 1989 through October 1991.

KAREN L. NIPARKO - VICE PRESIDENT

  Ms. Niparko, age 41, joined the Company in 1988, initially as Director of the Human Resources Department, and more recently was appointed Director of Operations of the Company. Ms. Niparko was appointed Vice President of the Company effective May 16, 1994.

DEWAYN DAVIS - VICE PRESIDENT

  Mr. Davis, age 40, joined the Company in 1984, initially as an Applications Engineer. He entered the Company's sales force in 1987 and was shortly thereafter promoted to Regional Sales Manager. In January, 1993 Mr. Davis was promoted to Director of Western Area Field Operations, and was appointed Vice President of the Company effective September 8, 1994.

ALLYSON S. KISSELL - SECRETARY

  Ms. Kissell, age 48, joined the Company in 1984 and has held various positions with the Legal Department during her employment with the Company, including her appointment as Assistant Secretary in 1987. Ms. Kissell was appointed Secretary of the Company effective September 16, 1992.

VALERIE R. GAUTREAUX - ASSISTANT SECRETARY

  Ms. Gautreaux, age 46, has worked in various capacities, including Contract Administrator, in the Legal Department since joining the Company in 1987. She was appointed Assistant Secretary of the Company on October 24, 1996.


                            EXECUTIVE  COMPENSATION

REPORT FROM THE COMPANY'S COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors has reviewed Executive Compensation and concluded that due to the Company's disappointing financial results for the year, salaries for executive officers should not be based upon Company performance. Salary determination is based on a combination of factors including evaluation of compensation for executive positions within the industry, as well as the individual's past performance, education and future potential with the Company.

  For its evaluation of compensation, the Committee did not rely on specific data from specific companies within the systems integration industry, but rather, on its broad understanding of competitive salaries for comparable executive positions. Based on this approach, there is no direct relationship between other companies and the broad industry "norms" used by the Committee in their deliberations regarding Company executive compensation.

  The objective of the Committee is to determine salaries that are sufficient to attract, motivate and retain executives of outstanding ability and potential. The Committee further attempts to establish a relationship between executive compensation and the creation of shareholder value. These objectives are achieved by providing a combination of cash compensation and stock option grants. Options are granted to executives based on subjective performance evaluation and not the attainment of specific performance goals.

  All of the above factors and policies were considered in determining the compensation of Mr. Hillman, President and Chief Executive Officer of the Company. However, Mr. Hillman voluntarily lowered his salary to its present level and has voluntarily not been awarded an increase this fiscal year. His compensation was not based on the Company's performance.

/s/Major General William R. Usher, USAF (Ret.)       Director
----------------------------------------------
   Major General William R. Usher, USAF (Ret.)


/s/J. Roderick Heller, III                           Director
----------------------------------------------
   J. Roderick Heller, III


  The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during the last three fiscal years by Howard B. Hillman, the Company's Chief Executive Officer, and by the other two executive officers of the Company whose aggregate compensation for that year exceeded $100,000. No stock appreciation rights were granted to the named executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE



                                                                                                LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION                           AWARDS                        PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       ALL              RESTRICTED
                                                                   OTHER ANNUAL           STOCK         OPTIONS        LTIP PAYOUTS
NAME AND PRINCIPAL          FISCAL        SALARY     BONUS          COMPENSATION          AWARD(S)      GRANTED           PAYOUTS
   POSITION                  YEAR          ($)      ($)(1)              ($)                ($)          (SHARES)            ($)
==================================================================================================================================
Howard B. Hillman            1996        $100,000    $240            $       0              N/A             --           N/A
                           -------------------------------------------------------------------------------------------------------
President and Chief          1995         100,000     240                4,401(2)           N/A             --           N/A
                           -------------------------------------------------------------------------------------------------------
Executive Officer            1994         107,166     240                7,142(2)           N/A             --           N/A
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

Kenneth M. Dedeluk/*/        1996         128,561     220                3,084(3)           N/A          15,000          N/A
                           -------------------------------------------------------------------------------------------------------
President, Auto-trol         1995         122,724     218                2,887(3)           N/A           2,000          N/A
                           -------------------------------------------------------------------------------------------------------
Technology (Canada) Ltd.     1994         122,222     222                3,000(3)           N/A              --          N/A
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Dewayn Davis                 1996         116,991     110                   --              N/A          28,000          N/A
                           -------------------------------------------------------------------------------------------------------
Vice President               1995         110,242     240                   --              N/A           4,500          N/A
                           -------------------------------------------------------------------------------------------------------
                             1994         100,510     240                   --              N/A              --          N/A
----------------------------------------------------------------------------------------------------------------------------------

* Compensation was originally based on Canadian dollars for Mr. Dedeluk and then converted to U.S. dollars.
(1) This column reflects compensation to named executive officers under the Company's 401(k) Retirement Plan; except as to Mr. Dedeluk, where the amount represents compensation in the form of contributions from Auto-trol Technology (Canada) Ltd. through its Registered Retirement Savings Plan.
(2) This total for 1995 includes $3,762 for rent, $268 for telephone, and $371 for utilities. This total for 1994 includes $6,480 for rent, $235 for telephone, and $427 for utilities.
(3) This total is for car allowance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The two members of the Company's Compensation Committee, Mr. Usher and Mr. Heller, have no interlocking relationships as defined by SEC rules and regulations.


                         STOCK OPTIONS AND OTHER PLANS

    The Company has an Incentive Stock Option Plan ("ISO Plan"), a Special Purpose Stock Option Plan ("SPSO Plan") and an Employee Stock Purchase Plan ("ESP Plan"). The Board of Directors may from time to time alter, amend, suspend or discontinue the ISO Plan, the SPSO Plan and the ESP Plan, except that the Board may not take action which adversely affects the rights and obligations with respect to stock options outstanding under the Plans. The Board may not, without approval of the shareholders: (i) increase the maximum number of shares of Common Stock that may be made subject to options under any of the Plans; (ii) materially increase the benefits accruing to participants under any of the Plans; or (iii) materially modify the requirements as to eligibility for participation in any of the Plans.

    As amended by the shareholders in January 1992, the ISO Plan and the SPSO Plan options were pooled, combining the number of shares available for grant under both plans. In January of 1996, the Plans were each amended to restate the number of shares available for grant collectively under the Plans to 400,000, reflecting the Company's one for ten reverse stock split. Any shares of Common Stock which were subject to Stock Options, but for which such Stock Options have expired, shall again be available for purposes of granting Stock Options under the Plans. As of September 30, 1996, 182,540 options for shares of Common Stock remained available for grant collectively under the ISO Plan and the SPSO Plan.

INCENTIVE STOCK OPTION PLAN

  Under the ISO Plan, Key Employees are granted options to purchase Common Stock of the Company at a per share price equal to the fair market value of a share of Common Stock on the date that the option is granted. Almost all of the Company's approximately 325 employees could qualify as Key Employees. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of options granted under the ISO Plan. Compensation Committee members are not eligible to receive options under the ISO Plan.

  A copy of the ISO Plan is available upon shareholder request.

SPECIAL PURPOSE STOCK OPTION PLAN

  The SPSO Plan was adopted in 1981, approved by the shareholders in 1982, revised in 1994, and revised again in 1995. Under the SPSO Plan, options are granted at the fair market value of the shares on the date of grant. The Compensation Committee determines the optionees, the number of shares covered by the options, and the exercise price of the options granted under the Plan. The options granted and to be granted under the SPSO Plan are not "incentive" stock options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. Compensation Committee members are eligible to receive options under the SPSO Plan.

  A copy of the SPSO Plan is available upon shareholder request.


                         OPTION REPORTING REQUIREMENTS

  The following table discloses options to purchase Common Stock granted from October 1, 1995, through September 30, 1996, under the ISO Plan and the SPSO Plan to Messrs. Dedeluk and Davis, the only named executive officers referred to in the Summary Compensation Table to be granted stock options during that period.


                             OPTION GRANTS TABLE/*/

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION FOR OPTION TERM
                                                                            -------------------------------------
                              OPTIONS       EXERCISE      EXPIRATION
NAME                         GRANTED($)(1)  PRICE($)(1)      DATE                5% ($)(1)                 10% ($)(1)
============================================================================================================================
Kenneth M. Dedeluk              15,000         6.875        2/22/06               64,855                    164,355
----------------------------------------------------------------------------------------------------------------------------
Dewayn Davis                    28,000         6.875        2/22/06              121,062                    306,795
----------------------------------------------------------------------------------------------------------------------------

/*/ SEC regulations require disclosure of stock appreciation rights ("SARs") issued; however, Auto-trol Technology Corporation has not granted any SARs.
(1) Actual gains on exercise, if any, are dependent upon the future performance of the Company's Common Stock.

Under either the ISO Plan or the SPSO Plan, options become exercisable in five cumulative annual installments of 20% per year, and remain exercisable until the option expires. A change of ownership of the Company may accelerate the vesting schedule of the options. An unexercised option generally expires on the tenth anniversary of the date on which it was granted, or thirty days after termination of the employment, or six months after the death or disability, of the optionee. The exercise price may be paid either in cash or by delivery of shares of the Company's Common Stock, valued at the market price. The Compensation Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. No named executive officer exercised any stock options in fiscal year 1996.

  The following table discloses the options held by the named executive officers at the end of the last fiscal year.


       AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE


                                                               NUMBER OF SECURITIES              VALUE OF UNEXERCISED IN-THE-
                                                              UNDERLYING UNEXERCISED               MONEY OPTIONS AT FISCAL
                                                            OPTIONS AT FISCAL YEAR END                  YEAR END ($)
                             SHARES ACQUIRED   VALUE     ---------------------------------------------------------------------------
           NAME                ON EXERCISE    REALIZED      VESTED          UNEXERCISABLE          VESTED          UNEXERCISABLE
====================================================================================================================================
Howard B. Hillman                  --           --            --                  --                  $--                $--

------------------------------------------------------------------------------------------------------------------------------------
Kenneth Dedeluk                    --           --           3,400              18,600              15,250              126,625

------------------------------------------------------------------------------------------------------------------------------------
Dewayn Davis                       --           --           2,400              32,600              14,625              232,250

------------------------------------------------------------------------------------------------------------------------------------


EMPLOYEE STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan ("ESP Plan") became effective in 1980, and is administered by two members of the Board of Directors (the "Committee"). Almost all full-time employees who have been with the Company for at least six months and who work seventeen and one-half hours per week are entitled to participate in the ESP Plan. The purchase period for the ESP Plan begins on March 1 and ends October 31, for each calendar year. All employees who wish to participate in the ESP Plan must re-enroll at the beginning of each purchase period.

  An employee may purchase stock equal to the lesser of 10% of his annual salary, or the number of shares authorized by the Committee. The ESP Plan allows employees to purchase Common Stock at the lesser of either full market price, or at a 5% discount of the fair market price of the stock at the beginning of the purchase period, or at a 5% discount of the fair market price when the stock is purchased.

  No shares of Common Stock were acquired under the ESP Plan from October 1, 1995, through September 30, 1996, by the named executive officers.

  A copy of the Employee Stock Purchase Plan is available upon shareholder request.

RETIREMENT PLAN

  The Company's Retirement Savings Plan (the "Retirement Plan") is a cash or deferred profit-sharing plan designed to comply with the requirements of Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All employees of the Company may participate in the Retirement Plan, provided that they have six months of service with the Company. The Retirement Plan is administered by a committee appointed by the Board of Directors.

  Funds of the Plan are held, invested and administered by an independent company. Plan funds may not be invested in Common Stock of the Company.

  Under the Plan, employees may contribute an amount equal to 15% of their compensation per pay period, subject to statutory limits, to a tax deferral account. The percentage of compensation that may be contributed by the highly compensated employees under the Internal Revenue Code depends on the average percentage of compensation contributed by the non-highly compensated employees.

  The Company will contribute, to the employee's account, an amount equal to the employee's contribution, up to ten dollars per pay period. The value of an employee's account is payable to the employee or the employee's beneficiary upon the employee's retirement, voluntary or involuntary termination, death, or disability. Prior to such time, withdrawals may only be made for financial hardships as defined by the Internal Revenue Code and Regulations.

  The Board of Directors may, in its discretion, terminate the Retirement Plan at any time, in whole or in part. Upon such termination, the Plan provides for the distribution of the assets of the fund for the benefit of its participants.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During the fiscal year 1996 the Company borrowed $2,000,000 from Howard B. Hillman, President, CEO, and a director of the Company and $9,500,000 from the Venhill Limited Partnership ("Venhill"), of which Mr. Hillman has voting and investment powers. Debt-to-equity transactions totaling $12,500,000 were approved by the Board of Directors in which: 2,142,857 shares of Common Stock were issued for debt of $7,500,000 in March 1996 and 1,666,667 shares of Common Stock were issued for debt of $5,000,000 in September 1996. The $3.50 price per share for the March 1996 conversion and the $3.00 price per share for the September 1996 conversion approximates the market bid price at date of conversion. The Company's related party debt activity for year ending September 30, 1996 is as follows:


  Note payable balance as of October 1, 1995                  $  2,900,000
  Additional amount borrowed                                    11,500,000
  Amount converted to Common Stock by Venhill                  (10,500,000)
  Amount converted to Common Stock by Howard B. Hillman         (2,000,000)
                                                             -------------
  Note payable balance as of September 30, 1996               $  1,900,000
                                                             ==============

  The notes outstanding to Venhill are payable October 1, 1997 and bear interest at 10%. Interest payable relating to this debt was approximately $490,400 as of September 30, 1996 of which $131,400 is due to Howard B. Hillman and $359,000 is due to Venhill. During October and December 1996, the Company borrowed an additional $2,000,000 from Venhill.

                                 OTHER MATTERS

  The items discussed above are the only items of business, other than routine procedural matters, which management intends to present or is informed that others intend to present, for action as to which proxies received or presented at the meeting are to be used. However, if other matters are properly presented at the meeting, proxies named by the Board of Directors will vote the shares represented by them in accordance with the recommendations of the Board of Directors of the Company.

          RELATIONSHIPS WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company retained KPMG Peat Marwick as its independent certified public accountants effective 1990, and they have been selected to continue in such capacity for the current fiscal year.

  Representatives of KPMG Peat Marwick are expected to attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

  Consolidated financial statements for the Company are included in Auto-trol Technology Corporation's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. A copy of this Report may be obtained without charge upon written request directed to Ms. Allyson S. Kissell, Secretary, 12500 N. Washington Street, Denver, Colorado 80241-2400.


                              By Order of the Board of Directors



                              Allyson S. Kissell
                              Secretary

Denver, Colorado
December 20, 1996

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       AUTO-TROL TECHNOLOGY CORPORATION

           FOR MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 1997

The undersigned hereby appoints Howard B. Hillman and Allyson S. Kissell and each of them, each with full power to act alone and each with full power of substitution, as proxies to vote all the shares of Common Stock of Auto-trol Technology Corporation held of record by the undersigned on December 10, 1996, which the undersigned is entitled to vote at its annual meeting of shareholders to be held on January 28, 1997, and any adjournment thereof, upon the following matters as set forth in the Notice of said meeting and Proxy Statement dated December 20, 1996, copies of which have been received by the undersigned.

The Board of Directors recommends that all shareholders vote on the following:
1. Election of three (3) Directors:
            Nominees: J. Roderick Heller, III, Howard B. Hillman,
            Major General William R. Usher (Ret.)
                  [_] FOR        [_] AGAINST
    FOR, except vote withheld from the following nominee(s)__________________

2. Such other business as may properly come before the meeting.



(IMPORTANT-CONTINUED ON REVERSE SIDE)